                                                                    EXHIBIT 99B


                      [LOGO OF GOLDEN STATE BANCORP INC.]


                                -Acquisition of-

                         [LOGO OF REDFED BANCORP INC.]

                               December 1, 1997

Forward-Looking Statement
================================================================================

This presentation contains estimates of future operating results for fiscal 1999 and 2000 for both Golden State Bancorp Inc. ("Golden State") and RedFed Bancorp Inc. ("RedFed") on a stand-alone and pro forma combined basis, as well as estimates of financial condition and operating efficiencies on a combined basis. These estimates constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995), which involve significant risks and uncertainties. Actual results may differ materially from the results discussed in these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) expected cost savings from the Merger cannot be fully realized or realized within the expected time frame; (2) revenues following the Merger are lower than expected; (3) competitive pressures among depository institutions increase significantly; (4) costs or difficulties related to the integration of the business of Golden State and RedFed are greater than expected; (5) changes in the interest rate environment reduce interest margins; (6) general economic and credit conditions, either nationally or in the region in which the combined company will be doing business, are less favorable than expected; (7) legislation or regulatory changes adversely affect the business in which the combined company would be engaged; and (8) the outcome of Golden State's "goodwill" litigation against the United States.

Transaction Overview
================================================================================

Purchase Price:             $20.75 per share in GSB stock

Transaction Value:          $158 Million

Exchange Ratio:             Floating exchange ratio, based on
                            GSB's average closing price for the ten
                            trading days prior to the second
                            business day before the close

Accounting Treatment:       Purchase accounting.
                            GSB to repurchase shares to be
                            issued to RedFed

Premium to Market:          3.8%/(1)/

Expected Closing Date:      Second quarter 1998

------------------------------------------
/(1)/ Based on RedFed's closing price of $20.00 per share on November 28, 1997.

[LOGO OF GOLDEN STATE BANCORP INC.]                [LOGO OF REDFED BANCORP INC.]

Transaction Pricing
===============================================================================

-------------------------------------------------------------------------------
                                             GSB/              GSB\
                                             REDF              REDF
                                        AS ANNOUNCED        AT CLOSING
-------------------------------------------------------------------------------
Aggregate Value ($MM)                      $ 158              $ 158

Present Value of NOLs/(1)/                     -                 (7)
                                           -----              -----

   Net Transaction Value                     158                151

Multiple to:

     1997E EPS                              25.2x/(2)/         24.1x/(2)/

     1998E EPS                              16.3 /(2)/         15.5 /(2)/

     Book Value                             1.96               1.71 /(3)/

     Tang. Book Value                       1.97               1.71 /(3)/

Deposit Premium                              9.3%               7.2%

Transaction/Total Deposits                    36%                36%

-------------------------------------------------------------------------------
                                             COMPARABLE TRANSACTIONS
                                       -----------------------------------------
                                          GSB/CENF           AHM/CSA
-------------------------------------------------------------------------------
Aggregate Value ($MM)                      $ 210              $ 901

Present Value of NOLs/(1)/                     -                  -
                                           -----              -----
   Net Transaction Value                     210                901

Multiple to:

     1997E EPS                              13.6x              17.2x

     1998E EPS                              12.3               14.2

     Book Value                             1.76               1.91

     Tang. Book Value                       1.76               1.94

Deposit Premium                              5.9%               7.1%

Transaction/Total Deposits                    21%                31%

--------------------------------------------------------------------------------
(1) Based on present value of NOLs utilized over three years subsequent to closing, using a 6.5% discount rate.
(2) Based on analysts' consensus EPS estimates of $1.42 for CY1997 and $2.20 for CY1998, adjusted for a normalized tax rate of 42%.
(3) Based on RedFed's projected equity and tangible equity at closing.

[LOGO OF GOLDEN STATE BANCORP INC.]          [LOGO OF REDFED BANCORP INC.]

Merger Consequences Analysis
================================================================================

--------------------------------------------------------------------------------

                                        FOR THE FISCAL YEAR ENDED JUNE 30,
                                   ---------------------------------------------
                                            1999                    2000
                                   ----------------------    -------------------
                                       $MM       EPS             $MM       EPS
--------------------------------------------------------------------------------
GSB Net Income /(1)/                 $165.8     $2.15           $182.3    $2.37
RedFed Net Income/(2)/                 10.0        --             11.0       --
                                     ------                     ------
  Combined Net Income                 175.8        --            193.4       --
Add: Impact of NOLs                     3.0        --              2.5       --
Add: Impact of Cost Savings/(3)/        3.0        --              6.1       --
Less: Impact of Deposit Run-off/(4)/   (0.9)       --             (0.9)      --
Less: Financing Costs/(5)/             (6.8)       --             (6.8)      --
Less: Goodwill Amortization/(6)/       (5.3)       --             (5.3)      --
                                     ------                     ------
  Pro Forma Reported Earnings        $168.8     $2.19           $189.1    $2.45
    Accretion                            --      1.8%               --     3.7%

GSB Stand Alone Cash Earnings        $174.1     $2.26           $190.6    $2.47
  Pro Forma Cash Earnings             182.4      2.37            202.7     2.63
    Accretion                            --      4.8%               --     6.3%

--------------------------------------------------------------------------------
(1) Based on First Call estimates for fiscal 1999, with a 10% growth rate thereafter. Net Income projections based on 77.1 million fully diluted shares outstanding.
(2) Based on First Call estimates for calendar year 1998, fully taxed at 42% and adjusted to a June fiscal year. FY 1999 and FY 2000 estimates based on 10% growth rate.
(3) Based on assumed cost savings equal to 40% of REDF's operating expenses, phased in 50% in fiscal 1999 and 100% thereafter.
(4) Assumes 10% deposit run-off.
(5) Based on financing cost of 7.5% pre-tax.
(6) Based on straight line amortization over 15 years.

[LOGO OF GOLDEN STATE BANCORP INC.]           [LOGO OF REDFED BANCORP INC.]

Capital Impact
===============================================================================
Use of cash to fund transaction has a modestly dilutive impact to GSB's capital ratios:

 . Increases GSB's reported and cash ROE by over 0.5% and 2.0%, respectively

================================================================================
                                 GSB/CENF        GSB         DIFFERENCE OR
                                  6/30/98    PRO FORMA/(1)/    % CHANGE
--------------------------------------------------------------------------------
Total Assets                    $ 18,572      $ 19,559            -
Intangibles                           91           171            -
Total Equity                       1,235         1,235            -

Equity/Assets/(2)/                  6.65%         6.31%       (0.34)%
Tang. Equity/Tang. Assets/(2)/      6.19          5.49        (0.70)

Book Value per Share/(3)/         $16.72        $16.72            -

Tang. Book Value per Share/(3)/    15.66         14.73         (5.9)
--------------------------------------------------------------------------------

/(1)/ Assumes restructuring charge equal to $10.4 million after tax and includes the impact of 10% deposit runoff.

/(2)/ Based on projected equity and tangible equity levels at closing.

/(3)/ Based on 85.8 million fully distributed shares outstanding. Based on projected book value per share and tangible book value per share at June 30, 1998.

[LOGO OF GOLDEN STATE BANCORP INC.]           [LOGO OF REDFED BANCORP INC.]

Overview of RedFed
================================================================================

RedFed is a $1.0 billion thrift headquartered in Redlands:

 . Attractive deposit franchise, with 36% transaction accounts, including 12% checking accounts:

    . 4.63% cost of deposits

    . 3.30% net interest margin

 . Credit quality significantly improved since 1995:

    . NPLs/Total loans of 0.87%

    . Reserves to total NPAs of 121%

 . Dramatically improving profitability statistics:

    . Fully taxed ROA improved to 0.64% year to date from 0.32% in 1996
      (excluding BIF/SAIF special assessment)

    . Efficiency ratio, at 65%, remains above peer group

[LOGO OF GOLDEN STATE BANCORP INC.]                [LOGO OF REDFED BANCORP INC.]

Conclusion
================================================================================

 . Financially attractive, low risk transaction:

    . Yields IRR of 17%

    . Attractive use of excess capital

 . Consistent with GSB's stated financial goals:

    . Increases reported and cash ROE by over 0.5% and 2.0%, respectively

    . Transaction accounts equal to 36% of total deposits

 . Is strategically attractive:

    . Attractive fill in to existing franchise

    . Increases total deposits by 7.7% to $11.7 billion

[LOGO OF GOLDEN STATE BANCORP]                     [LOGO OF REDFED BANCORP INC.]